VISION SYSTEMS DEBUTS ITS SPD-SMARTGLASS TRANSPORTATION
PRODUCTS WITH MULTI-ZONE MANAGEMENT AT INNOTRANS 2012 IN BERLIN

SPD-Smart windows will be featured as part of Vision Systems’ new multi-zone management system at leading trade event for the railway industry.

WOODBURY, NY AND BERLIN, GERMANY – September 18, 2012 – Research Frontiers (Nasdaq: REFR) licensee Vision Systems will exhibit (Stand 217, Hall 1.1) its SPD-SmartGlass transportation products at InnoTrans 2012 being held September 18-21, 2012 at the Messe Berlin exhibition grounds in Berlin, Germany.

An industry first: These products will be featured in a large railway window and controlled by Vision Systems’ new multi-zone management system that allows users to independently adjust the light transmission of each section of the window for greater user comfort and energy efficiency.

InnoTrans 2012 is an international industry showplace focusing on the latest technological innovations for the railway sector. Over 100,000 visitors will have the opportunity to experience Vision Systems’ Nuance and Noctis transportation products made with fast-switching and infinitely tunable SPD-SmartGlass.

“There was strong interest by various municipal transit systems in our SPD-Smart transportation products for the bus sector when we exhibited in June at Transports Publics in Paris,” commented Carl Putman, CEO of Vision Systems. “Municipalities were particularly impressed with the ability of our SPD-Smart products to quickly adapt to changing environmental conditions and passenger needs. We are exhibiting at InnoTrans because railway manufacturers are expressing a similar interest in variable tint window solutions that minimize heat build-up, provide shading, preserve views, and offer privacy. Our Nuance and Noctis SPD-SmartGlass products address these needs in a comprehensive manner, and our new multi-zone management systems adds additional functionality and flexibility when used in combination with the extraordinary light-control capabilities of these products.”

More information about InnoTrans 2012 is available from the event website. Details about Vision Systems and its SPD-Smart products are available in the company’s press release and by visiting the automotive and aerospace and sections of their website.

Known as “Architects of Innovation,” Vision Systems is a first-tier system supplier to the aeronautics and automotive industries. Their SPD-Smart Nuance and Noctis products offer instant and precise light-control at all levels which provides OEMs and their customers with a solar protection solution that enhances comfort and improves fuel efficiency. These variable tint windows, roof shades and cabin dividers are impact-resistant, completely silent, available in flat and curved surfaces, and can be controlled manually or automatically. Vision Systems’ SPD-Smart Noctis product line offers enhanced blackout solar protection and complete privacy.

For information about Vision Systems and its SPD-Smart product line, please contact:

Mélanie MARTINEZ - MONTET
Product Manager
Vision Systems
Route d'Irigny - 69530 BRIGNAIS - France
+33 (0) 4 72 31 97 89
mmartinez@visionsystems.fr

For further information about SPD-Smart light-control technology, Research Frontiers and its licensees please visit www.SmartGlass.com or follow us on our Twitter and Facebook sites.

For inquiries, to arrange a presentation, or to visit the Research Frontiers Design Center, contact:

Gregory M. Sottile, Ph.D.
Director of Market Development
Research Frontiers Inc.
Info@SmartGlass.com
+1-516-364-1902

About Research Frontiers Inc.

Research Frontiers has invested over $86 million to develop SPD-Smart light-control technology which allows users to instantly, precisely and uniformly control the shading of glass or plastic, either manually or automatically. Research Frontiers has built an infrastructure of 39 licensed companies that collectively are capable of serving the growing global demand for smart glass products in automobiles, homes, buildings, aircraft and boats. Research Frontiers holds approximately 300 patents on SPD-Smart technology worldwide.

Note: From time to time Research Frontiers may issue forward-looking statements which involve risks and uncertainties. This press release contains forward-looking statements. Actual results could differ and are not guaranteed. Any forward-looking statements should be considered accordingly. "SPD-Smart" and "SPD-SmartGlass" are trademarks of Research Frontiers Inc. “Nuance” and “Noctis” are trademarks of Vision Systems.